UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2021

HELIOS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7456 Sixteenth Street East, Sarasota, Florida	34243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 362-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 Par Value	HLIO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jason Morgan

On June 4, 2021, the Board of Directors of Helios Technologies, Inc. (the “Company”), appointed Jason Morgan as President, Cartridge Valve Technology (“CVT”).

Mr. Morgan, 47, has been with the Company since 2018, first serving as Vice President of Global Tax and subsequently as Interim Chief Financial Officer of CVT and as Senior Vice President and Managing Director of CVT since November 2020, where he has been responsible for managing CVT’s global operations. Mr. Morgan brings over 25 years of domestic and international corporate, M&A, and operating accounting experience across the retail, life sciences, industrial finance and technology industries. He began his career in 1995 in public accounting at Van Buren & Company and continued his career in various progressive roles at Dollar General, Akyma Pharmaceuticals, Caterpillar, Wal-Mart Stores and most recently at Asurion, a privately held Information Technology and Services company where he served as Senior Director International Tax before joining the Company. He earned his Bachelor of Applied Sciences (B.A.Sc.) degree in Business Administration & Accounting from Tennessee Technological University in 1995.

There are no family relationships between Mr. Morgan and any director or executive officer of the Company, and Mr. Morgan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Morgan’s appointment, the Company and Mr. Morgan will enter into the Company’s standard Executive Officer Continuity Agreement, as well as our Executive Officer Severance Agreement (the “Severance Agreement”) on the Effective Date. The Severance Agreement provides for certain benefits to be paid to Mr. Morgan in connection with a termination of employment that does not occur in connection with a change in ownership or control of the Company. Pursuant to the terms of the Severance Agreement, upon an “Involuntary Termination of Employment” (as defined in the Severance Agreement), Mr. Morgan is entitled to a continuation of his annual base salary for 12 months, a payment equal to 100% of the target value at the time of grant of his current year short-term incentive award, and continuing medical benefits, at Company expense, for Mr. Morgan and his family for a period of 12 months. In addition, Mr. Morgan will enter into the Company’s standard form Indemnification Agreement.

Copies of each of the Executive Officer Continuity Agreement, Executive Office Severance Agreement and Indemnification Agreement are filed hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and the foregoing descriptions are qualified in their entirety by reference to the full text of the applicable agreement.

Amended and Restated Executive Officer Severance Agreement with Josef Matosevic

On June 4, 2021, the Compensation Committee of the Board of Directors of the Company approved the Amended and Restated Executive Officer Severance Agreement with Josef Matosevic (the “Amended Severance Agreement”). The Amended Severance Agreement amends and restates the Executive Officer Severance Agreement made and entered into as of June 1, 2020, by and between the Company and Mr. Matosevic.

The Amended Severance Agreement modifies the compensation Mr. Matosevic is entitled to upon Involuntary Termination of Employment as follows:

•	Increases the continuation of Mr. Matosevic’s base salary and continuing medical benefits to 24 months from 18 and 12 months, respectively;
•	Increases the payment of his current year short-term incentive award from 150% to 200% of target value;
•

Provides for immediate vesting of outstanding stock options and an extended period of a maximum of one year (three months in the case of incentive stock options) to exercise all previously granted but unvested and/or unexercised options;

•	Provides for the immediate vesting and payment of all time-based restricted stock units (“RSUs”) that are outstanding as of the date of termination; and
•

Provides for the immediate vesting and payment of all performance-based RSUs at 100% of target which are outstanding on the date of termination with respect to which the performance term has not been completed, provided that any performance-based RSUs granted in the same calendar year as the termination shall vest on a pro rata basis in accordance with the formula provided in the Amended Severance Agreement only if Mr. Matosevic has worked six months or more in the year of termination.

In addition, the Amended Severance Agreement amended the eligibility requirements for severance by reducing the permitted radius for relocating the Company’s offices without Mr. Matosevic’s consent to 50 miles from 75 miles.

A copy of the Amended Severance Agreement is filed as Exhibit 10.4 hereto and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of the Amended Severance Agreement.

Board Member Resignation

On June 3, 2021, Gregory C. Yadley, a director of the Company’s Board of Directors (the “Board”) notified the Company of his decision to resign, effective June 30, 2021. Mr. Yadley advised the Company that his decision to resign did not result from any disagreement with the Board or the Company, but was made in the best interest of the Company in light of the voting results of the recent annual meeting of shareholders regarding his reelection.  The Board extends a sincere thank you to Mr. Yadley for his many years of service to the Company and its stakeholders.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

One June 4, 2021, the Board of Directors approved an amendment to the Company’s Bylaws to update the Company’s physical address. The Fourth Amended and Restated Bylaws became effective June 4, 2021.

A copy of the Fourth Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 5.07Submission of Matters to a Vote of Security Holders.

Three proposals described fully in the Company’s 2021 Proxy Statement were presented for approval at the Company’s 2021 Annual Meeting of Shareholders (the “Annual Meeting”) held on June 3, 2021. As of the record date, 32,233,465 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 29,668,694 shares of common stock were represented in person or by proxy; therefore, a quorum was present.

The shareholders of the Company voted on the following three matters:

Proposal 1. Election of Directors

Josef Mastosevic and Gregory Yadley were elected as Directors to serve for a term expiring on the date of the Company’s 2024 annual meeting. Josef Matosevic, Gregory C. Yadley and Kennon Guglielmo were previously elected to serve as Directors for a term expiring on the date of the Company’s 2021 annual meeting. Dr. Guglielmo was not nominated for reelection. All Directors serve until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The votes cast for and withheld were as follows:

Director	For	Against	Withhold	Broker Non Votes
Josef Matosevic	27,386,905	1,133,403	28,577	1,119,809
Gregory C. Yadley	13,267,945	15,264,130	16,910	1,119,709

Proposal 2. Ratification of the Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending January 1, 2022, as disclosed in the 2021 Proxy Statement, received the following votes:

For	29,564,985
Against	99,396
Abstain	4,313
Broker Non-Votes	N/A

Proposal 3. Advisory Vote on Executive Compensation

The proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the 2021 Proxy Statement, received the following votes:

For	23,733,776
Against	4,805,501
Abstain	9,608
Broker Non-Votes	1,119,809

Item 8.01Other Events

On June 7, 2021, the Registrant issued the press releases attached hereto as Exhibits 99.1 and 99.2, respectively, announcing the appointment of Mr. Morgan and a $0.09 per share cash dividend on its common stock, payable on July 20, 2021, to shareholders of record as of July 5, 2021.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

3.1	Fourth Amended and Restated Bylaws dated June 4, 2021.

10.1+	Executive Officer Continuity Agreement (previously filed as Exhibit 10.3 to the Company’s Form 8-K filed June 18, 2019, and incorporated herein by reference).

10.2+	Executive Officer Severance Agreement (previously filed as Exhibit 10.2 to the Company’s Form 8-K filed June 18, 2019, and incorporated herein by reference).

10.3+	Indemnification Agreement (previously filed as Exhibit 10.1 to the Company’s Form 8-K filed on April 23, 2020, and incorporated herein by reference).

10.4+	Amended and Restated Executive Officer Severance Agreement, dated as of June 4, 2021, by and between Helios Technologies, Inc. and Josef Matosevic.

99.1	Press release dated June 7, 2021 announcing the appointment of Jason Morgan as a new corporate officer.

99.2	Press release dated June 7, 2021 announcing the declaration of the quarterly cash dividend.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Executive management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIOS TECHNOLOGIES, INC.

Dated: June 7, 2021	By:	/s/ Tricia L. Fulton
Tricia L. Fulton
Chief Financial Officer (Principal Financial and Accounting Officer)